Exhibit 99.2

GTSI Provides Update on Temporary Suspension by the Small Business Administration

HERNDON, VA., October 4, 2010 — GTSI Corp. (NASDAQ: GTSI), a systems integrator, solutions and services provider to the government, said today that, as previously announced, on October 1, 2010, it received notice from the Small Business Administration (SBA) that GTSI was temporarily suspended from participating in new business with U.S. Federal government agencies.

The notice of temporary suspension was issued by the SBA in regards to its investigation of possible violations related to the Department of Homeland Securities’ FirstSource contract. The temporary suspension applies to all Federal agencies and GTSI business units. GTSI may continue working on existing contracts, unless a particular agency directs otherwise.

GTSI has proudly served its government customers for nearly three decades, providing critical enterprise-level technology solutions and services throughout federal agencies. During that service, GTSI has been a trusted partner and has been committed to applying its key core values of integrity, trust, teamwork, accountability and customer focus. GTSI regularly conducts ethics training and individual attestations of proper ethical behavior from all employees as part of the company’s efforts to enforce high standards of personal and professional conduct.

Prior to learning of the temporary suspension notification on October 1, 2010, GTSI had not been contacted by the SBA regarding this matter. Under federal procurement procedures, GTSI has 30 days in which to contest the scope of the temporary suspension, which can continue for an initial period of up to one year pending the completion of the investigation. GTSI intends to take prompt action to work with the SBA to address this situation to allow GTSI to continue serving its federal government customers. The results of the SBA’s suspension and related investigation cannot be predicted with certainty, however, and such results could include administrative, civil or criminal liabilities — including repayments, fines or penalties being imposed on GTSI — or GTSI’s debarment from future U.S. government contracting, any of which could have a material adverse effect on GTSI’s going concern status, financial condition and results of operations.

About GTSI Corp.
GTSI Corp. provides a Technology Lifecycle Management (TLM) approach to IT infrastructure solutions delivered through industry-leading professional and financial services.  GTSI employs a proactive, strategic methodology that streamlines technology lifecycle management, from initial assessment to acquisition, implementation, refresh, and disposal.  TLM allows customers to implement solutions quickly and cost-effectively.  GTSI’s certified engineers and project managers leverage strategic partnerships with technology innovators. These experts use proven, repeatable processes to design, deploy, manage, and support simple to complex solutions, to meet client’s current and future requirements and business objectives.  GTSI is headquartered in Northern Virginia, outside of Washington, D.C. and was named as one of “Best Places to Work” in 2009. Further information about the Company is available at www.GTSI.com.

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management, including, but not limited to, those relating to sales, margins, operating results and net income, and the effect of new contracts and lender agreements, as well as new vendor relationships may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are discussed in the Company’s most recent annual report on Form 10–K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.

GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries. All trade names are the property of their respective owners.

GTSI Contact:
Paul Liberty
Vice President, Corporate Affairs & Investor Relations
703.502.2540
paul.liberty@gtsi.com